UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2026

MODINE MANUFACTURING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	001-01373	39-0482000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of Principal Executive Offices)	(Zip Code)

(262) 636-1200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.625	MOD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On October 1, 2026 (the “Closing Date”), Modine Manufacturing Company, a Wisconsin corporation (the “Company” or “Modine”), and Gentherm Incorporated, a Michigan corporation (“Gentherm”) consummated the previously announced spin-off of the Company’s Performance Technologies business (the “Performance Technologies Business”) and the combination of the Performance Technologies Business with Gentherm in a Reverse Morris Trust transaction (the “Closing”).

Pursuant to (i) the Separation Agreement, dated as of January 29, 2026 (the “Separation Agreement”), by and among the Company, Gentherm and Platinum SpinCo Inc., a Delaware corporation and, prior to the Distribution (as defined below), a wholly owned subsidiary of the Company (“SpinCo”), and (ii) the Agreement and Plan of Merger, dated as of January 29, 2026 (the “Merger Agreement” and, together with the Separation Agreement, the “Transaction Agreements”), by and among the Company, SpinCo, Gentherm and Platinum Gold Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Gentherm (“Merger Sub”):

•	the Company transferred, and caused certain of its subsidiaries to transfer, to SpinCo and the other members of the SpinCo group, and SpinCo and such members accepted and assumed, the assets and liabilities of the Performance Technologies Business, such that the Performance Technologies Business was separated from the remainder of the Company’s businesses (the “Separation”);

•	immediately prior to the Distribution (as defined below), SpinCo paid to the Company a cash distribution in the amount of $155,991,275 (the “Cash Distribution”), which amount reflects a reduction from the $210,000,000 amount provided in the Transaction Agreements as a result of the exchange ratio adjustment described below;

•	in addition to, and separate from, the Cash Distribution, the Separation Agreement provided for a cash payment between SpinCo and the Company based on SpinCo's estimated net working capital, cash, indebtedness and certain expense reimbursements as of the cut-off time specified in the Separation Agreement, which cash payment remains subject to post-closing adjustment in accordance with the Separation Agreement;

•	following the Separation, the Company distributed, on a pro rata basis (the “Distribution”), one share of SpinCo common stock, par value $0.001 per share (“SpinCo Common Stock”), for each share of Company common stock, par value $0.625 per share (“Company Common Stock”), held by the Company’s shareholders as of the close of business on September 28, 2026 (the “Record Date” and, such holders, the “Record Date Shareholders”); and

•	immediately following the Distribution, Merger Sub merged with and into SpinCo, with SpinCo surviving the merger as a wholly owned subsidiary of Gentherm under the name “Modine Global, Incorporated” (the “Merger” and, together with the Separation, the Cash Distribution and the Distribution, the “Transactions”), and each share of SpinCo Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held by SpinCo as treasury stock or by Gentherm or Merger Sub, which were canceled) was converted into the right to receive 0.44619 shares of common stock, without par value, of Gentherm (“Gentherm Common Stock”), together with cash in lieu of any fractional share of Gentherm Common Stock.

Accordingly, each Record Date Shareholder became entitled to receive 0.44619 shares of Gentherm Common Stock for each share of Company Common Stock held as of the close of business on the Record Date, with cash in lieu of any fractional share. Upon completion of the Merger, Gentherm issued an aggregate of 23,735,961 shares of Gentherm Common Stock to the Record Date Shareholders. As previously disclosed, the exchange ratio was increased pursuant to the adjustment mechanism in the Merger Agreement intended to preserve the tax-free treatment of certain aspects of the Transactions for U.S. federal income tax purposes. As a result of the Merger, Merger Sub ceased to exist as a separate legal entity and SpinCo became a wholly owned subsidiary of Gentherm. Immediately following the Closing, Record Date Shareholders (in their capacity as former holders of SpinCo Common Stock) owned approximately 43.62% and Gentherm shareholders immediately prior to the Closing owned approximately 56.38% of the combined company, in each case without taking into account any overlapping shareholder ownership.

Item 1.01.	Entry into a Material Definitive Agreement.

On the Closing Date, in connection with the consummation of the Transactions and in accordance with the Transaction Agreements, the Company, Gentherm and SpinCo (or, as indicated below, the applicable parties) entered into the following additional agreements (the “Ancillary Agreements”):

Tax Matters Agreement

The Company, Gentherm and SpinCo entered into a Tax Matters Agreement (the “Tax Matters Agreement”), which governs the parties’ respective rights, responsibilities and obligations with respect to taxes of the Company, SpinCo and their respective subsidiaries (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the Separation, the Distribution or related transactions to qualify for their intended tax treatment), tax benefits and attributes, the preparation and filing of tax returns, the control of tax audits and other tax proceedings, and cooperation in respect of tax matters. The Tax Matters Agreement also imposes restrictions on the parties with respect to actions that could cause the Separation and the Distribution to fail to qualify for their intended tax treatment and allocates responsibility among the parties for taxes that may arise if the Transactions fail to qualify for their intended tax treatment.

Employee Matters Agreement

The Company, Gentherm and SpinCo entered into an Employee Matters Agreement (the “Employee Matters Agreement”), with respect to the transfer of the employment of certain employees of the Company and the Performance Technologies Business and other employee-related matters, including allocation among the parties of assets, liabilities and responsibilities related to employee benefit plan and compensation arrangements and with respect to terms of employment, benefit plan transition and coverage and other compensation and labor matters, as well as responsibility for employee and benefit plan liabilities for certain current and former employees of the Company and the Performance Technologies Business.

Transition Services Agreement

The Company and SpinCo entered into a Transition Services Agreement (the “Transition Services Agreement”), pursuant to which the Company and SpinCo will provide to each other certain services on a transitional basis to facilitate the transition of the Performance Technologies Business to Gentherm and the operation of the Company’s remaining businesses following the Separation. Modine will provide to SpinCo various services (which may include HR, legal, supply chain, administrative, finance and accounting and IT) for durations anticipated to range from one to three months up to 12 months. SpinCo will provide to Modine certain IT-related services for durations anticipated to range up to 12 months. The service recipient may terminate any service early on 45 days’ notice and may also extend any service for up to six months in accordance with the terms of the Transition Services Agreement.

Intellectual Property Matters Agreement

The Company, Gentherm and SpinCo entered into an Intellectual Property Matters Agreement (the “Intellectual Property Matters Agreement”) pursuant to which Modine and SpinCo will license to each other certain intellectual property used in their respective businesses. Pursuant to the Intellectual Property Matters Agreement, Modine and SpinCo each granted the other a worldwide, fully paid-up, royalty-free, irrevocable, non-exclusive license under the intellectual property (other than trademarks, Internet domain names and social media accounts) owned by the licensor and used in the operation of the licensee’s business to use, make, have made, sell and otherwise exploit the licensee’s products or services in the licensee’s field of business and the improvements, enhancements and natural evolutions and extensions thereof (but excluding the field of the licensor’s business as of the Separation). The licenses are granted without representations or warranties. The term of the Intellectual Property Matters Agreement continues with respect to each licensed intellectual property right for so long as the intellectual property right remains in force.

Trademark Matters Agreement

The Company and SpinCo entered into a Trademark Matters Agreement (the “Trademark Matters Agreement”). In the Separation, the “Modine” trademark was transferred to SpinCo as part of the Performance Technologies Business. Under the Trademark Matters Agreement, SpinCo granted the Company a royalty-free license to use the “Modine” trademark to advertise, market, distribute and sell certain products and services for Modine’s commercial, industrial, and building heating, ventilation, air conditioning, and refrigeration (“HVAC&R”) and heat transfer products businesses. The license is exclusive for the first four years, then becomes non-exclusive, in the field of Modine’s HVAC&R business. The license is non-exclusive with respect to Modine’s heat transfer business. In addition, SpinCo granted Modine a royalty-free, non-exclusive transitional license to use the “Modine” trademark as otherwise used in Modine’s business as of the Separation: (a) for up to two years after the Distribution, with three months thereafter to sell off inventory manufactured or labeled with the trademarks; and (b) for up to two years after the Distribution to exhaust existing stock of signs, advertising, promotional and other materials bearing the “Modine” trademark. The initial term of the license is four years for the HVAC&R business, renewing thereafter for successive two-year periods unless Modine notifies SpinCo of non-renewal, provided that Modine is not in material breach of the agreement. The term of the license is two years for the heat transfer business. As the Company previously announced, the Company intends to change its name to Modexus Solutions, subject to shareholder approval of an amendment to the Company’s Articles of Incorporation.

The foregoing descriptions of the Ancillary Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Tax Matters Agreement, the Employee Matters Agreement, the Transition Services Agreement, the Intellectual Property Matters Agreement and the Trademark Matters Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the Separation Agreement and the Merger Agreement set forth under Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 29, 2026 are incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note to this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

On the Closing Date, the Company completed the disposition of the Performance Technologies Business, which constituted the Company’s Performance Technologies reportable segment, through the Separation, the Distribution and the Merger. In the Transactions, the Company received the Cash Distribution and the Record Date Shareholders received shares of Gentherm Common Stock as described in the Introductory Note. The term loan incurred by SpinCo to fund the Cash Distribution is an obligation of SpinCo and, following the Merger, Gentherm and its subsidiaries, and not of the Company.

Effective as of the Effective Time, Paul A. Mascarenas, the director designated by Modine pursuant to the Merger Agreement, was appointed to the Gentherm board of directors. Modine waived its right to designate a second director.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the completion of the Transactions, and effective as of the Effective Time, Jeremy M. Patten ceased to serve as President, Performance Technologies of the Company in connection with his transition to Gentherm.

Item 7.01.	Regulation FD Disclosure.

On October 1, 2026, the Company issued a press release announcing the completion of the Transactions, and the final exchange ratio, which, because the Distribution was made on a one-for-one basis, is also the number of shares of Gentherm Common Stock issuable in respect of each share of Company Common Stock held as of the Record Date. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On the Closing Date, in connection with the completion of the Transactions, the Company received the Cash Distribution from SpinCo. The Company used the net proceeds of the Cash Distribution to prepay outstanding borrowings under the Company’s Sixth Amended and Restated Credit Agreement, dated as of July 10, 2025, with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

Item 9.01.	Financial Statements and Exhibits.

(b)  Pro forma financial information.

The unaudited pro forma condensed consolidated financial information of the Company giving effect to the Transactions required by Item 9.01(b) of Form 8-K is not included in this Current Report on Form 8-K and will be filed by amendment to this Current Report on Form 8-K not later than four business days after the Closing Date.

(d)  Exhibits.

Exhibit No.	Description
2.1	Separation Agreement, dated as of January 29, 2026, by and among Modine Manufacturing Company, Gentherm Incorporated and Platinum SpinCo Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Modine Manufacturing Company on January 29, 2026).*
2.2	Agreement and Plan of Merger, dated as of January 29, 2026, by and among Modine Manufacturing Company, Platinum SpinCo Inc., Gentherm Incorporated and Platinum Gold Merger Sub Inc. (incorporated herein by reference to Exhibit 2.2 to the Current Report on Form 8-K filed by Modine Manufacturing Company on January 29, 2026).*
10.1	Tax Matters Agreement, dated as of October 1, 2026, by and among Modine Manufacturing Company, Gentherm Incorporated and Platinum SpinCo Inc.*
10.2	Employee Matters Agreement, dated as of October 1, 2026, by and among Modine Manufacturing Company, Gentherm Incorporated and Platinum SpinCo Inc.*
10.3	Transition Services Agreement, dated as of October 1, 2026, by and among Modine Manufacturing Company and Platinum SpinCo Inc.*
10.4	Intellectual Property Matters Agreement, dated as of October 1, 2026, by and among Modine Manufacturing Company, and Platinum SpinCo Inc.*
10.5	Trademark Matters Agreement, dated as of October 1, 2026, by and among Modine Manufacturing Company and Platinum SpinCo Inc.*
99.1	Press Release, dated October 1, 2026 (furnished pursuant to Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules, annexes and/or exhibits have been omitted pursuant to Item 601(a)(5) and/or Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODINE MANUFACTURING COMPANY
(Registrant)

By:	/s/ Erin J. Roth
Erin J. Roth
Vice President, General Counsel and Chief Compliance Officer

Date: October 1, 2026